Exhibit 99(a) (17)

FIRST AMERICAN FUNDS, INC.

CERTIFICATE OF DESIGNATION OF
SERIES C, CLASS NINE COMMON SHARES
PURSUANT TO MINNESOTA STATUTES,
SECTION 302A.401, SUBD.3

The undersigned, being the duly elected Secretary of First American Funds, Inc., a Minnesota corporation (“FAF”), hereby certifies that the following is a true, complete and correct copy of resolutions duly adopted by a majority of the directors of the Board of Directors of the FAF on December 5, 2017:

Approval of Class U Shares of Government Obligations Fund

WHEREAS, management of FAF has recommended the creation of Class U Shares of Government Obligations Fund (the “Fund”); and

WHEREAS, the Board of Directors desires to take the actions necessary in order to establish such Class U Shares of such Fund.

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority contained in Article 5 of the Articles of Incorporation of FAF, 20,000,000,000 of the authorized, unissued and undesignated shares of Series C Common Shares of FAF be, and hereby are, designated as Series C, Class Nine Common Shares, to be known as Government Obligations Fund, Class U Shares.

RESOLVED, FURTHER, that each share of such class shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption that are set forth in FAF’s Articles of Incorporation with respect to its shares of capital stock.

RESOLVED, FURTHER, that the officers of FAF be, and the same hereby are, authorized and directed to file a Certificate of Designation with the Secretary of State of the State of Minnesota for the creation of the new class of Common Shares of FAF as set forth above, consistent with the provisions set forth above, which Certificate of Designation shall be deemed approved and adopted by the Board of Directors as if set forth herein.

RESOLVED, FURTHER, that FAF’s Bylaws be amended to reflect the addition of such new class.

RESOLVED, FURTHER, that the FAF Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3, effective December 5, 2017, (“the Plan”) be, and the same hereby is, amended to add Class U Shares of the Fund to the list of Funds and classes which are subject to such Plan.

RESOLVED, FURTHER, that the officers of FAF be, and the same hereby are, authorized and directed, in the name and on behalf of FAF, to execute and file with the Securities and Exchange Commission an amendment to FAF’s Registration Statement on Form N-1A, and any necessary or appropriate amendments thereto, for the registration of the new class of shares of the Fund designated above; and all actions heretofore taken by such officers with respect to such amendments are hereby ratified.

RESOLVED, FURTHER, that the officers of FAF be, and the same hereby are, authorized and directed, in the name and on behalf of FAF, to execute and file with the state securities commissions of the various states such registrations and qualifications as they deem to be necessary or appropriate in order to provide for the registration, qualification or exemption of such new class of shares under the respective states’ securities and “Blue Sky” laws.

RESOLVED, FURTHER, that Government Obligations Fund be, and it hereby is, authorized to issue the Class U Shares designated above in the manner and on the terms and conditions set forth in its prospectus as the same may be amended or supplemented from time to time; and upon payment therefor in accordance with such prospectus, such shares shall be duly issued and outstanding, fully paid and nonassessable.

RESOLVED, FURTHER, that the officers of FAF be, and the same hereby are, authorized and directed to take such further actions, to make such further filings, and to execute and deliver such further certificates and other instruments, as they deem upon the advice of counsel to be necessary or appropriate in order to carry out the foregoing resolutions and all actions heretofore taken by such officers with respect to the foregoing resolutions are hereby ratified.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation this 6th day of December, 2017.

/s/ Richard J. Ertel

Richard J. Ertel, Secretary